Exhibit 21


                        Subsidiaries
                      of the Registrant


The following is a list of the Company's consolidated subsidiaries as of December 31, 2000:

                                                                Percent of
                                                     State or     Voting
                                                    Country of  Securities
            Subsidiary                             Organization  Owned
            ----------                             -----------  ----------
            The Beard Company (1)                    Oklahoma  Registrant
            Beard Leasing Company                    Delaware   100%
            Beard Oil Company                        Delaware   100%
            Beard Sino-American                      Oklahoma   100%
            Resources Co., Inc.
            Beard Technologies, Inc.                 Oklahoma   100%
            Incorporated Tank Systems(2)             Delaware    49%
            Incorporated Tank Systems de
              Mexico, S.A. de C.V                    Mexico     100%
            Interstate Travel
              Facilities, Inc.                       Oklahoma   100%
            ISITOP, Inc.                             Oklahoma    80%
            ITS, Inc.                                Oklahoma   100%
            starpay, com, inc                        Oklahoma   78.4%


(1) The consolidated financial statements of the Company include accounts of Registrant and the subsidiaries controlled by the Registrant.

(2) Owns 100% of ITS, Inc. which in turn owns 100% of Incorporated Tank Systems de Mexico, S.A. de C.V.

(3) Excludes 80%-owned Cibola Corporation. Registrant does not have financial control of this subsidiary.

(4) Also excludes 50%-owned ITS-TESTCO, L.L.C. and TESTCO, INC. de MEXICO, S.A. de C.V. Registrant does not have operating and financial control of these subsidiaries.

(5) Excludes subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the end of the year covered by this report.